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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                       FORM 8-K

                                    CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                  August 9, 1996

                            Commission File Number: 1-9594

                            UNIONFED FINANCIAL CORPORATION
                (Exact name of registrant as specified in its charter)

              Delaware                                            95-4074126
   (State or other jurisdiction of                            (I.R.S. Employer
    incorporation or organization)                           Identification No.)

        2501 E. Chapman Avenue
               Suite 100
        Fullerton, California                                       92831
(Address of principal executive offices)                          (Zip Code)

         Registrant's telephone number, including area code:  (714) 579-3257

    1055 W. Seventh Street, Suite 100
    Los Angeles, California  90017
    (213)688-8417
    (Former address of principal executive offices)

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Item 3.   Bankruptcy or Receivership

UnionFed Financial Corporation's (the "Company") wholly-owned subsidiary Union Federal Bank (the "Bank") was placed into receivership on Friday August 9, 1996, by the Office of Thrift Supervision. The Federal Deposit Insurance Corporation
has been designated as the receiver.   The receivership followed the Bank
becoming a "critically undercapitalized" institution, with a negative net worth, in the fiscal quarter ended June 30, 1996. The Company was unable to find a buyer for its remaining assets and operations prior to the seizure.

The Bank was the Company's only subsidiary and the Company currently conducts no other business activity. Following the seizure, the Company's remaining assets consist principally of approximately $150,000 in cash, certificates of deposits and fixed assets.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       UNIONFED FINANCIAL CORPORATION



Date: August 15, 1996                  /s/ Michelle X. Dean
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                                       Michelle X. Dean
                                       Chief Financial Officer


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